SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2004

                      FIRST HORIZON ASSET SECURITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-110100	75-2808384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Horizon Way

Irving, Texas  75063

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code (214) 441-4000

Item 5.

Other Events

The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2003, incorporated by reference in this Form 8-K, have been audited by PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing.  The consent of PricewaterhouseCoopers to the inclusion of their audit reports on such financial statements in this Form 8-K and to their being named as “experts” in the Prospectus Supplement relating to First Horizon ABS Trust 2004-HE2, First Horizon ABS Notes, Series 2004-HE2, is attached hereto as Exhibit 23.1.

The financial statements of MBIA, Inc., as of December 31, 2003 and each of the three years in the three year period ended December 31, 2003 are incorporated by reference herein to MBIA Inc.’s Annual Reports filed by MBIA Inc. with the Securities and Exchange Commission for the years ended December 31, 2003; December 31, 2002; and December 31, 2001.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(99)

Not applicable.

(99)

Not applicable.

(99)

Exhibits:

23.1

Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES, INC.

By:  /s/ Wade Walker

Name:

Wade Walker

Title:

Senior Vice President

Dated: June 22, 2004

EXHIBIT INDEX

Exhibit

23.1	Consent of PricewaterhouseCoopers LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MBIA Insurance Corporation:

We hereby consent to the incorporation by reference in the Prospectus Supplement of First Horizon ABS Trust 2004-HE2, relating to First Horizon ABS Notes, Series 2004-HE2, comprising part of the Registration Statement (No 333-110100) of First Horizon Asset Securities, Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K.  We also consent to the reference to us under the heading “Experts” in the Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

June 22, 2004